Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Central European Media Enterprises Ltd. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael Del Nin and Christoph Mainusch, co-Chief Executive Officers of the Company, and David Sturgeon, Principal Financial Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods explained in the Report.

/s/ Michael Del Nin	/s/ Christoph Mainusch	/s/ David Sturgeon
Michael Del Nin	Christoph Mainusch	David Sturgeon
co-Chief Executive Officer	co-Chief Executive Officer	Acting Chief Financial Officer
(co-Principal Executive Officer)	(co-Principal Executive Officer)	(Principal Financial Officer)
May 7, 2014	May 7, 2014	May 7, 2014